UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  July 7, 2006
(Date of earliest event reported)

Inland Retail Real Estate Trust, Inc.

(Exact name of registrant as specified in the charter)

Maryland	000-30413	6-42466553
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -             Registrant’s Business and Operations

Item 1.01               Entry into a Material Definitive Agreement.

At its July 7, 2006 meeting, the Board of Directors of Inland Retail Real Estate Trust, Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board of Directors, determined to increase the 2006 salaries for certain of the Company’s executive officers as set forth on Exhibit 99.1 hereto, which Exhibit is incorporated into this filing in its entirety. Such increases are effective for the listed executive officers as of July 1, 2006.

Also at its July 7, 2006 meeting, the Board of Directors of the Company, upon recommendation of the Compensation Committee of the Board of Directors, determined to advance $20,000 to Randy Josepher, the Company’s Vice President — Development and Construction, to be credited against Mr. Josepher’s bonus, if any, earned during 2006.

Section 9 -             Financial Statements and Exhibits

Item 9.01(d)          Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Increased 2006 Salaries of Certain Executive Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Barry L. Lazarus
Name:	Barry L. Lazarus
Title:	Chief Executive Officer and President
Date:	July 11, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Increased 2006 Salaries of Certain Executive Officers